UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2024

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 25, 2024, Sturm, Ruger & Company, Inc. (the “Company”) entered into Severance Agreements (each, a “Severance Agreement”) with the following named executive officers of the Company that amended, restated, and replaced, in their entirety, the existing severance agreements that such named executive officers had with the Company: Thomas A. Dineen, Kevin B. Reid, Sr., and Shawn C. Leska.

The Severance Agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment.

Each Severance Agreement provides for severance benefits, if, during the term of such Severance Agreement: (i) prior to the occurrence of a Change in Control (as defined therein), the Company terminates the employment of such named executive officer without Cause (as defined therein) or such named executive officer terminates his employment for Good Reason (as defined therein); or (ii) within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason.

Each Severance Agreement provides for severance benefits consisting of the following primary components:

•	if, prior to the occurrence of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 18 months of Base Annual Salary (as defined therein); (ii) the prorated portion of such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date such named executive officer’s employment with the Company terminates; or

•	if, within 24 months after the effective date of a Change in Control, the Company terminates the employment of such named executive officer without Cause or such named executive officer terminates his employment for Good Reason, (i) such named executive officer shall be entitled to a lump sum cash payment equal to 24 months of such named executive officer’s Annual Compensation (as defined therein); (ii) such named executive officer’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control; and (iii) such named executive officer shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date such named executive officer’s employment with the Company terminates.

Each Severance Agreement has a one-year term, subject to automatic extension for additional one-year periods on each anniversary of the date it was entered into by the parties unless (i) the named executive officer gives notice of his intent to terminate his employment, or otherwise terminates his employment, before such date or (ii) the Company gives written notice to the named executive officer of the termination of such automatic extensions at least 360 days prior to such date.

The foregoing description of each of the Severance Agreements is qualified in its entirety by reference to the complete terms and conditions of the applicable Severance Agreements, which are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Severance Agreement, dated as of November 25, 2024, by and between Sturm, Ruger & Company, Inc. and Thomas A. Dineen

99.2	Severance Agreement, dated as of November 25, 2024, by and between Sturm, Ruger & Company, Inc. and Kevin B. Reid, Sr.

99.3	Severance Agreement, dated as of November 25, 2024, by and between Sturm, Ruger & Company, Inc. and Shawn C. Leska

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and Chief Financial Officer

Dated: November 27, 2024

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